Exhibit (99)(d)

                                Power of Attorney

  With Respect to the Northbrook Life Insurance Company Filing on Form N-4 for
                     Northbrook Variable Annuity Account II
                       ("Preferred Client Variable Annuity")

     Know all men by these presents that Samuel H. Pilch., whose signature appears below, constitutes and appoints Louis G. Lower, II, and Michael J. Velotta, and each of them, his attorney-in-fact, with power of substitution, and herein any and all capacities, to sign any registration statements and amendments thereto for the Northbrook Life Insurance Company, Northbrook Variable Annuity Account II and to file the same, with exhibits thereto and other documents, in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Date: November 8, 1999

/s/ SAMUEL H. PILCH
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Samuel H. Pilch
Controller